MAYER s BROWN
Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

July 9, 2014

    Everest Reinsurance Holdings, Inc.
    477 Martinsville Road
    P.O. Box 830
    Liberty Corner, New Jersey 07938

    Everest Re Group, Ltd.
    Wessex House – 2nd Floor
    45 Reid Street
    P.O. Box HM 845
    Hamilton, HM DX, Bermuda

    Everest Re Capital Trust III
    c/o Everest Reinsurance Holdings, Inc.
    477 Martinsville Road
    P.O. Box 830
    Liberty Corner, New Jersey 07938

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Everest Reinsurance Holdings, Inc., a Delaware corporation (“Everest Holdings”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to debt securities of Everest Holdings (the “Holdings Debt Securities”) and to guarantees by Everest Holdings (the “Holdings Guarantees”) of trust preferred securities (the “Preferred Securities”) of Everest Re Capital Trust III, a Delaware statutory trust. We have also represented Everest Re Group, Ltd., a Bermuda company (“Everest Group”), in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to: (i) debt securities of Everest Group (the “Group Debt Securities”); (ii) guarantees by Everest Group (the “Group Debt Securities Guarantees”) of the Holdings Debt Securities; (iii) guarantees by Everest Group (the “Group Preferred Securities Guarantees” and, collectively with the Group Debt Securities Guarantees, the “Group Guarantees”) of the Preferred Securities; (iv) warrants of Everest Group (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants; (v) share purchase contracts of Everest Group (the “Share Purchase Contracts”); and (vi) share purchase units of Everest Group (the “Share Purchase Units”). Certain terms of the Group Debt Securities, the Group Guarantees, the Warrant Agreements, the Warrants, the Share Purchase Contracts and the Share Purchase Units will be authorized and established by or pursuant to resolutions of Everest Group’s Board of Directors or by certain

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Everest Reinsurance Holdings, Inc. Everest Re Group, Ltd. Everest Re Capital Trust III
July 9, 2014
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officers of Everest Group who have been authorized by the Board of Directors to take such action, as part of the corporate action taken and to be taken relating to the issuance of those securities (the “Everest Group Corporate Proceedings”). In addition, certain terms of the Holdings Debt Securities and the Holdings Guarantees will be authorized and established by or pursuant to resolutions of Everest Holdings’ Board of Directors or by certain officers of Everest Holdings who have been authorized by the Board of Directors to take such action, as part of the corporate action taken and to be taken relating to the issuance of those securities (the “Everest Holdings Corporate Proceedings”).

In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Everest Holdings or Everest Group as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. We have also relied on an opinion of the law firm of Conyers Dill & Pearman Limited of even date herewith as to the due authorization for issuance by Everest Group of the Group Debt Securities, the Group Guarantees, the Warrant Agreements, the Warrants, the Share Purchase Contracts and the Share Purchase Units.

Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.
The Holdings Debt Securities have been duly authorized for issuance by Everest Holdings and, assuming the completion of the Everest Holdings Corporate Proceedings with respect thereto, when duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings;

2.
The Holdings Guarantees have been duly authorized for issuance by Everest Holdings and, assuming the completion of the Everest Holdings Corporate Proceedings with respect thereto, when duly executed and delivered, and when the Preferred Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings;

3.
The Group Debt Securities, assuming the due authorization thereof and the completion of the Everest Group Corporate Proceedings with respect thereto, when duly executed and delivered and authenticated in accordance with the indenture under

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which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Group;

4.
The Group Debt Securities Guarantees, assuming the due authorization thereof and the completion of the Everest Group Corporate Proceedings with respect thereto, when duly executed and delivered, and when the Holdings Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Group;

5.
The Group Preferred Securities Guarantees, assuming the due authorization thereof and the completion of the Everest Group Corporate Proceedings with respect thereto, when duly executed and delivered, and when the Preferred Securities are duly executed and delivered and when payment therefor is received, will constitute valid and legally binding obligations of Everest Group;

6.
The Warrant Agreements, assuming the due authorization thereof, the completion of the Everest Group Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of Everest Group underlying the Warrants, when duly executed and delivered, will constitute valid and legally binding obligations of Everest Group, enforceable against Everest Group in accordance with their terms;

7.
The Warrants, assuming the due authorization thereof, the completion of the Everest Group Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of Everest Group underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will be entitled to the benefits provided by the Warrant Agreements;

8.
The Share Purchase Contracts, assuming the due authorization thereof, the completion of the Everest Group Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Share Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of Everest Group underlying the Share Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of Everest Group, enforceable against Everest Group in accordance with their terms, and the interests therein, when duly

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sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Share Purchase Contracts; and

9.
The Share Purchase Units, assuming the due authorization thereof and of the related Share Purchase Contracts and applicable pledge agreements, the completion of the Everest Group Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Share Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of Everest Group underlying the Share Purchase Units, when the related Share Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of Everest Group, enforceable against Everest Group in accordance with their terms, and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Share Purchase Units.

The opinions expressed herein are subject to the following qualifications:

i.
Enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

ii.
We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP